EXHIBIT 10.3.3

AMENDMENT NO. 3 TO

1993 STOCK OPTION AND INCENTIVE PLAN

The Trinity Industries, Inc. 1993 Stock Option and Incentive Plan, as amended from time to time (the “Plan”), is hereby amended by this Amendment No. 3, effective as of July 16, 1997.

Any term which is not defined below shall have the meaning set forth for such term in the Plan.

24. Maximum Compensation of an Employee. Notwithstanding the foregoing provisions of this Plan, on and after July 16, 1997 the maximum number of Shares for which grants of stock options and Stock Appreciation Rights may be made to an employee in any fiscal year of the Company shall not exceed one-half of one percent (0.5%) of the total number of Shares of the Company outstanding on March 31, 1997, and the exercise price of any stock option or Stock Appreciation Right granted on and after July 16, 1997 shall in no event be less than the Fair Market Value of the Shares at the time of the grant.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.

TRINITY INDUSTRIES, INC.

By:	/s/ W. Ray Wallace